Exhibit 10.6

Amendment to Restricted Stock Unit Agreement

This Amendment dated November 28, 2012 to the  Restricted Stock Unit Agreement entered into on or about May 27, 2010 (“RSU Agreement”) between KapStone Paper and Packaging Corporation (the “Company”) and Andrea Tarbox (‘Grantee”).

                WHEREAS, on May 27, 2010, the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) granted long term incentive awards to certain employees in the form of restricted stock units (RSUs) and stock options;

                WHEREAS, pursuant to the Compensation Committee’s action, Grantee was awarded 12,764 RSUs having a vesting date of May 27, 2013;

                WHEREAS, on November 20, 2012, the Compensation Committee adopted a resolution directing that the Restricted Stock Unit Grant Agreements pertaining to the RSUs awarded on May 27, 2010 be amended to reflect an accelerated vesting date of November 28, 2012 except for Matt Kaplan and those grantees who will have attained the age of 65 years on or prior to November 28, 2012; and

                WHEREAS, the Compensation Committee further resolved that the RSU Agreement be amended to provide that in the event that Grantee is not employed by the Company on May 27, 2013 (other than by reason of death or disability), Grantee shall pay the Company an amount equal to the value of the RSUs plus any special dividends arising out of her ownership of the Company’s common stock converted from such RSUs.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Grantee agree to amend the RSU Agreement as follows:

1.              Grantee and the Company agree to amend the vesting date for the RSUs from May 27, 2013 to November 28, 2012.

2.              Grantee agrees that in the event she is not employed by the Company on May 27, 2013 (except by reason of her death or disability), she will promptly pay the Company (i) an amount equal to the product of 12,764 shares of common stock times the closing price of the Company’s common stock on the last day of her employment with the Company, (ii) plus $25,528 (representing the $2.00 special dividend paid on 12,764 shares of the Company’s common stock).

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Restricted Stock Unit Grant Agreement to be executed as of the date first set forth above.

/S/ Andrea K. Tarbox
Andrea K. Tarbox

KapStone Paper and Packaging Corporation

By:	/S/ Roger W. Stone
Roger W. Stone
Chairman and CEO

Signature page to Amendment dated November 28, 2012 to Restricted Stock Unit Grant Agreement entered into on or about May 27, 2010 between Andrea Tarbox and KapStone Paper and Packaging Agreement